Exhibit 5.1

47 Esplanade St Helier Jersey JE1 OBD Channel Islands T +44 (0)1534 888900 F +44 (0)1534 887744 E jerseyco@careyolsen.com

Our ref Your ref	JMW/KAT/JMP/1053601/0010/J12224321v3

Quotient Limited Elizabeth House 9 Castle Street St Helier Jersey JE2 3RT		9 November 2017

Dear Sirs

Quotient Limited (the “Company”): Registration under the U.S, Securities Act of 1933, as amended (the “Securities Act”), of the resale of 7,864,683 issued and outstanding ordinary shares, 8,414,683 ordinary shares issuable upon exercise of New Warrants (defined below) and 550,000 ordinary shares issuable upon exercise of Pre-Funded Warrants (defined below)

1.	Background

1.1	We have acted as the Company’s Jersey legal advisers in connection with the offer and issue of 7,864,683 ordinary shares of no par value in the capital of the Company, 8,414,683 warrants of the Company (the “New Warrants”) giving the right to subscribe for up to 8,414,683 ordinary shares of no par value in the capital of the Company (the “New Warrant Shares”), and pre-funded warrants (the “Pre-Funded Warrants” and, together with the New Warrants, the “Warrants”) of the Company giving the right to subscribe for up to 550,000 ordinary shares of no par value in the capital of the Company (the “Pre-Funded Warrant Shares” and, together with the New Warrant Shares, the “Warrant Shares”). The 7,864,683 ordinary shares of no par value in the capital of the Company issued to the Subscribers (the “Shares”), the 8,414,683 New Warrants issued to the Subscribers, and the 550,000 Pre-Funded Warrants issued to the Subscribers were sold to the Subscribers pursuant to subscription agreements between the Company and the Subscribers dated October 24, 2017 (the “Subscription Agreements”).

1.2	The Company has asked us to provide this Opinion in connection with the filing of a Form S-3 Registration Statement (the “Registration Statement”) in relation to (i) the resale by Selling Stockholders of the Shares, the New Warrants and Warrant Shares under the Securities Act and (ii) the initial issuance of the New Warrant Shares upon exercise of the New Warrants acquired from the Selling Security Holders pursuant to the prospectus included in the Registration Statement.

PARTNERS: K Andrews  G Coltman  K Dixon  J Garrood  P German  W Grace  N Journeaux  J Kelleher  A Kistler  S Mark   P Matthams

R Milner  J Mulholland  D O’Connor  A Ohlsson  M Pallot  C Philpott  S Riley  A Saunders  R Smith  J Willmott  CONSULTANT: N Crocker

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9 November 2017

1.3	Capitalised terms used in this Opinion but not defined herein shall have the respective meanings ascribed to them in the Subscription Agreements.

1.4	In this Opinion, “non-assessable” means, in relation to a share in the share capital of a Jersey company, that the purchase price for which the Company agreed to issue and sell that share has been paid in full to the Company, so that no further sum is payable to the Company or its creditors by any holder of that share solely because of being the holder of such share.

1.5	We should like to make the following observations:

1.5.1	We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this Opinion, or that no material facts have been omitted therefrom, save as expressly set out herein.

1.5.2	We express no opinion as to whether the Documents (as defined below), singular or together, contain all the information required by the Securities Act and/or any other applicable foreign laws, regulations, orders or rules nor whether the persons responsible for the Documents, the Securities Act and/or any other applicable foreign laws, regulations, orders or rules have discharged their obligations thereunder.

1.5.3	As noted in the “Plan of Distribution”, regulatory consents may be required in Jersey, Channel Islands in connection with certain types of offers of Ordinary Shares (as defined therein) or New Warrants by Selling Shareholders (as defined therein), including offers to more than 50 persons other than on any national securities exchange or quotation service on which the securities are listed or quoted at the time of sale.

2.	Documents examined

2.1	For the purposes of this Opinion we have examined and relied on the following:

2.1.1	the Subscription Agreements, of which we have examined copies;

2.1.2	a registration rights agreement dated 24 October 2017 between the Company and the Subscribers (the “Registration Rights Agreement”);

2.1.3	the following warrant instruments:

(a)	a warrant instrument executed by the Company issued to 1992 MSF International Limited;

(b)	a warrant instrument executed by the Company issued to 1992 Tactical Credit Master Fund, L.P.;

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9 November 2017

(c)	a warrant instrument executed by the Company issued to Thomas Bologna;

(d)	a warrant instrument executed by the Company issued to Christopher Lindop;

(e)	a warrant instrument executed by the Company issued to Compass MAV LLP;

(f)	a warrant instrument executed by the Company issued to Compass Offshore MAV Limited;

(g)	a warrant instrument executed by the Company issued to Cormorant Global Healthcare Master Fund LP;

(h)	a warrant instrument executed by the Company issued to CRME SVP, L.P.;

(i)	a warrant instrument executed by the Company issued to Fred Hallsworth;

(j)	a warrant instrument executed by the Company issued to Galen Partners International V, L.P.;

(k)	a warrant instrument executed by the Company issued to Galen Partners V, L.P.;

(l)	a warrant instrument executed by the Company issued to Heino von Prondzynski;

(m)	a warrant instrument executed by the Company issued to Jeremy Stackawitz;

(n)	a warrant instrument executed by the Company issued to D.J.P.E. Cowan;

(o)	a warrant instrument executed by the Company issued to Perceptive Life Sciences Master Fund, Ltd;

(p)	a warrant instrument executed by the Company issued to Polar Capital Funds plc – Biotechnology Fund;

(q)	a warrant instrument executed by the Company issued to Polar Capital Funds plc – Healthcare Opportunities Fund;

(r)	a warrant instrument executed by the Company issued to Polar Capital Global Healthcare Trust plc;

(s)	a warrant instrument executed by the Company issued to Sarah O’Connor;

(t)	a warrant instrument executed by the Company issued to Sio Partners Master Fund, LP;

(u)	a warrant instrument executed by the Company issued to Sio Partners, LP; and

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9 November 2017

(v)	a warrant instrument executed by the Company issued to Brian McDonough,

of which we have examined copies (together, the “Warrant Instruments”);

2.1.4	the following pre-funded warrant instruments:

(a)	a pre-funded warrant instrument executed by the Company issued to Polar Capital Funds plc – Biotechnology Fund;

(b)	a pre-funded warrant instrument executed by the Company issued to Polar Capital Funds plc – Healthcare Opportunities Fund; and

(c)	a pre-funded warrant instrument executed by the Company issued to Polar Capital Global Healthcare Trust plc,

of which we have examined copies (together, the “Pre-Funded Warrant Instruments” and, with the Warrant Instruments, the “Instruments” and, together with the Subscription Agreements, the “Documents”);

2.1.5	the public records of the Company available for inspection on the web-site of the Registrar of Companies in Jersey (the “Registrar of Companies”) on the date of this Opinion, at the time we carried out such inspection (together the “Public Records” and together such inspections, the “Public Records Searches”);

2.1.6	a copy of the certificate of incorporation of the Company (the “Certificate of Incorporation”);

2.1.7	a copy of the memorandum and articles of association of the Company (together, the “Memorandum and Articles of Association” and such articles of association, the “Articles of Association”, respectively);

2.1.8	copies of (i) the consent issued to the Company dated 1 January 2017; and (ii) the consent issued to the Company dated 26 October 2017 (together, the “COBO Consents”) in respect of the Warrants, in each case pursuant to the Control of Borrowing (Jersey) Order 1958, as amended (“COBO”);

2.1.9	a certificate of a Director of the Company (the “Director’s Certificate”) and (to the extent not expressly referred in this paragraph 2) the documents attached thereto, a copy of each of which is attached to this Opinion;

2.1.10	a copy of minutes of a meeting of the board of directors of the Company recorded as held on 24 October 2017;

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2.1.11	a copy of minutes of a meeting of the audit committee of the Company recorded as held on 24 October 2017; and

2.1.12	a copy of the register of members of the Company stated thereon as being current as at 9 November 2017 (the “Register of Members”).

2.2	We have not examined or relied on any other documents for the purpose of this Opinion.

3.	Assumptions

3.1	For the purposes of giving this Opinion we have relied on the following assumptions:

3.1.1	that each party (other than the Company as a matter of Jersey law) has or had at the relevant time the necessary capacity, power, authority and intention and has or had at the relevant time obtained all necessary agreements, consents, licences or qualifications (whether as a matter of any law or regulation applicable to it or any contractual or other obligation binding upon it) to enter into the documents to which it is a party and that each such party has duly authorised, executed and delivered those documents and that those documents have been duly dated;

3.1.2	that the Documents are duly executed by or on behalf of the Company in accordance with the relevant resolution(s) of the directors of the Company and are duly delivered and dated;

3.1.3	the Instruments constitute the legal, valid and binding obligation of the Company, enforceable in accordance with their terms, under the laws of the State of New York;

3.1.4	that where we have examined drafts, the Documents as executed do not differ in any material respect from the drafts that we have examined;

3.1.5	that the copies of the Certificate of Incorporation and Memorandum and Articles of Association examined by us are true, complete and accurate copies of the Certificate of Incorporation and Memorandum and Articles of Association that are in full force and effect at the date of this Opinion and that there are no:

(a)	special resolutions; or

(b)	resolutions or agreements which have been agreed to by, or which effectively bind, members of the Company,

that affect, override or amend the Memorandum and Articles of Association, other than as appear in the Public Records;

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3.1.6	that the COBO Consents examined by us are true, complete and accurate copies of the consents relating to the Company granted pursuant to the COBO Order that is in full force and effect at the date of this Opinion;

3.1.7	the genuineness and authenticity of all signatures, initials, stamps and seals on all documents and the completeness and conformity to original documents of all copies examined by us;

3.1.8	that there is no provision of the law or regulation of any jurisdiction other than Jersey that would have any adverse implication in relation to the opinions expressed in this Opinion;

3.1.9	that all documents or information required to be filed or registered by or in relation to the Company with the Registrar of Companies have been so filed or registered and appear on the Public Records and are accurate and complete;

3.1.10	the accuracy and completeness of the Director’s Certificate, and of all statements as to matters of fact contained in the other documents referred to in paragraph 1.5.1 above, as at the date of this Opinion;

3.1.11	that the Register of Members is accurate and complete as at the date of this Opinion;

3.1.12	each person named as a member of the Company in the Register of Members has agreed to become a member of the Company;

3.1.13	the Company is not carrying on a business that is regulated by Jersey law so that it is (or ought to be) subject to the terms of one or more other consents other than the COBO Consents, licences, permits or equivalent under such regulatory legislation; and

3.1.14	that each of the above assumptions is accurate at the date of this Opinion, and has been and will be accurate at all other relevant times.

3.2	We have not independently verified the above assumptions.

4.	Opinion

As a matter of Jersey law, and on the basis of and subject to the above and the qualification below, we are of the following opinion:

4.1	The Shares have been duly authorised and validly issued and are fully paid and non-assessable.

4.2	The New Warrants have been duly authorised and validly issued and are fully paid and non-assessable.

4.3	The issuance of the Warrant Shares in accordance with the terms of the Documents has been duly authorised and, when the Warrant Shares have been issued, delivered against payment in accordance with the terms of the Documents and registered in the register of members of the Company, the Warrant Shares will be validly issued, fully paid and non-assessable.

Quotient Limited

9 November 2017

5.	Qualification

5.1	In order to maintain the Company in good standing under Jersey law an annual return must be delivered, with payment of the current fee, to the Registrar of Companies before the end of February in each year.

5.2	The register of members of a Jersey company is prima facie evidence of any matters which are by the CJL directed or authorised to be inserted in it. The CJL requires that the register of members of a Jersey company includes, amongst other things, the name and address of every member and, where he or she is a member because he or she holds shares in the company, the number of shares held by the member and, in the case of shares which are not fully paid, the amount remaining unpaid on each share

6.	Governing Law, Limitations, Benefit and Disclosure

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2	This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3	We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.

6.4	This Opinion is addressed only to you and is for your benefit in connection with the registration of the Shares and the Warrant Shares under the Securities Act and, save as set out in paragraph 6.5 below, except with our prior written consent it may not be disclosed to any other person or used for any other purpose or referred to or made public in any way.

6.5	We consent to the filing of a copy of this opinion as Exhibits 5.1 to the Form S-3 Registration Statement and to reference to us being made in the paragraphs of the Registration Statement headed “Legal Matters”. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Carey Olsen